CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Invesco V.I. Basic Value Fund, Invesco V.I. Capital Appreciation Fund, Invesco V.I. Capital Development Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Diversified Income Fund, Invesco V.I. Global Health Care Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Government Securities Fund, Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Leisure Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Money Market Fund, Invesco V.I. Small Cap Equity Fund, Invesco V.I. Technology Fund and Invesco V.I. Utilities Fund, Invesco V.I. Dividend Growth Fund, Invesco V.I. High Yield Securities Fund, Invesco V.I. S&P 500 Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund, Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Global Value Equity Fund, Invesco Van Kampen V.I. Growth and Income Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund and Invesco Van Kampen V.I. Mid Cap Value Fund, twenty-eight of the funds constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
April 25, 2011